mPHASE TECHNOLOGIES, INC.
**CONVERTIBLE NOTE**

Issuance Date: September 13, 2011 Up to: U.S. $557,500.00

*This Convertible Note (this "**Note**") is issued pursuant to the terms of that certain Securities Purchase Agreement, of even date herewith entered into between the Company and the Holder (the "**Purchase Agreement**"). After funding the First Tranche (as defined below), the original principal balance of this Note shall be $357,500, but may increase to $557,500 upon the satisfaction of certain conditions, the occurrence of certain events, and the funding of the Second Tranche (as defined below) by Holder.*

**FOR VALUE RECEIVED,** mPhase Technologies, Inc., a New Jersey corporation (the "**Company**"), hereby promises to pay to the order of St George Investments LLC, an Illinois limited liability company, or its registered assigns (the "**Holder**") the initial principal sum of $357,500.00 ("**Original Principal Amount**"), and any additional advances and other amounts that may accrue under the terms of this Note as set forth herein (as reduced or increased, as the case may be, pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "**Principal**") when due, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date (each as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("**Interest**") on any Outstanding Balance (as defined below) at the applicable interest rate from the date set out above as the Issuance Date (the "**Issuance Date**") until the same becomes due and payable, whether upon any Installment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). So long as no Event of Default (as defined hereinafter) has occurred, upon the filing of the Registration Statement (as defined in the Purchase Agreement), Holder is to provide additional funding to the Company in the amount of $200,000.00 ("**Second Tranche**"), thereby increasing the Principal balance to $557,500.00; *provided, however*, that if such Registration Statement is not filed within thirty (30) days of the Issuance Date, then Holder shall not be obligated to deliver the Second Tranche to the Company. Certain capitalized terms used herein are defined in Section 29. For purposes hereof, the term "**Outstanding Balance**" means the sum of the Principal, any accrued but unpaid Interest, collection and enforcements costs, and any other fees or penalties incurred under this Note or under the Purchase Agreement.

1. PAYMENTS OF PRINCIPAL; PREPAYMENT. On each Installment Date (which includes the Maturity Date), the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. Additionally, so long as no Event of Default shall have occurred, the Company may, in its sole and absolute discretion and upon giving the Holder not less than five (5) Trading Days written notice (a "**Prepayment Notice**"), pay in cash all or any portion of the Outstanding Balance at any time prior to the Maturity Date, *provided that* in the event the Company elects to prepay all or any portion of the Outstanding Balance, it shall pay to the Holder 115% of the portion of the Outstanding Balance the Company elects to prepay.

2. INTEREST; INTEREST RATE. The Company acknowledges that the Original Principal Amount of this Note exceeds the First Tranche of the Purchase Price (as defined in the Purchase Agreement) and that such excess is (a) the original issue discount and (b) the Transaction Expenses (as defined in the Purchase Agreement), both of which shall be fully earned and charged to the Company as of the Issuance Date and paid to the Holder as part of the outstanding Principal balance as set forth in this Note. Interest on the Outstanding Balance of this Note shall accrue at the rate of eight percent (8%) per

annum, provided that upon the occurrence and during the continuance of an Event of Default, Interest shall accrue on the Outstanding Balance at the rate of eighteen percent (18%) per annum. All Interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares, as provided for herein, and delivered to Holder at the address furnished to the Company for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and penalties, if any, then to (c) accrued and unpaid Interest, and thereafter to (d) Principal.

3. CONVERSION OF NOTE. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right.

(i) Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below).

(ii) The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares issuable upon each conversion of this Note shall be aggregated for purposes of determining whether such conversion would result in the issuance of a fractional share. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a)(i) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "**Conversion Rate**").

(i) "**Conversion Amount**" means the portion of the Outstanding Balance to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii) "**Conversion Price**" means, as of any Conversion Date or other date of determination, $0.01, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Conversion Prior to Maturity Date. To convert any Conversion Amount into shares of Common Stock on any date (a "**Conversion Date**"), the Holder shall deliver (whether via email, facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the "**Conversion Notice**") to the Company. If required by Section 3(c)(iii), within three (3) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 17(b)). On or before the first (1st) Trading Day following the date of

receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit B, of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "**Transfer Agent**"). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company's ("**DTC**") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account via DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, which, if occurring more than six (6) months after the date of this Note, shall be increased by 5% for each conversion under this Section 3(c)(i)(2) (in addition to any other rights or remedies that Holder may have under this Note). If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the Outstanding Balance of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 17(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the Principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable Conversion Notice.

(ii) Company's Failure to Timely Deliver. If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Trading Days after the Company's receipt of a Conversion Notice (whether via facsimile or otherwise), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's or its designee's balance account via DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any Conversion Amount (as the case may be) (a "**Conversion Failure**"), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 3(c)(i); and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. Upon a Conversion Failure (unless Holder elects to void the Conversion Notice), in addition to such failure being considered an Event of Default hereunder, the Company shall also be deemed to have issued the Conversion Shares to Holder on the applicable date pursuant to the terms set forth in this Section 3, with Holder entitled to all the rights and privileges associated with such deemed issued shares (the "**Deemed Conversion Issuance**". In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of a Conversion Notice (whether via facsimile or otherwise), the Company shall fail to

issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's or its designee's balance account via DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "**Buy-In Price**"), at which point the Company's obligation to so issue and deliver such certificate or credit the Holder's balance account via DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder's balance account via DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

(iii) Registration; Book-Entry. The Company shall maintain a register (the "**Register**") for the recordation of the name and address of the holders of all or any portion of the Note and the principal amount of the Note held by such holder (the "**Registered Note**"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holder shall treat each Person whose name is recorded in the Register as the owner of the Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. The Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign, transfer or sell all or part of the Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 17. Notwithstanding anything to the contrary in this Section 3(c)(iii), the Holder may assign this Note or any portion thereof to its Affiliate without delivering a request to assign or sell this Note to the Company and the recordation of such assignment or sale in the Register (a "**Related Party Assignment**"); provided, that (A) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell the Note or portion thereof to the Company for recordation in the Register; (B) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale; and (C) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the "**Related Party Register**") comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party

Register. Notwithstanding anything to the contrary set forth in this Section 3, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Outstanding Balance and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(d) Limitations on Conversions. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not affect any conversion of this Note or otherwise issue any shares of Common Stock pursuant to Section 8 hereof, to the extent (but only to the extent) that the Holder together with any of its Affiliates would beneficially own in excess of 9.9% (the "**Maximum Percentage**") of the Common Stock outstanding. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its Affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its Affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(e) of the 1934 Act (as defined in the Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note.

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an "**Event of Default**":

(i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(ii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within three (3) Trading Days after the Company's receipt of a Conversion Notice or (B) notice, written or oral, to any holder of this Note, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of this Note into shares of Common Stock that is requested in accordance with the provisions of this Note, other than pursuant to Section 3(d);

(iii) at any time following the tenth (10th) consecutive day that the Required Reserve Amount (as defined below) is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv) the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due (including, without limitation, a failure to deliver Post-Installment Conversion Shares or Pre-Installment Conversion Shares) under this Note (including, without limitation, the Company's failure to deliver any Installment Amount when due or to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(v) the occurrence of any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries;

(vi) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party;

(vii) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action or the commencement by any Person of a UCC foreclosure sale of a material portion of the Company's

or any Significant Subsidiary's assets or any other similar action under federal, state or foreign law;

(viii) the entry by a court of (i) a decree, order, judgment or other similar document adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal, state or foreign law or (ii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(ix) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(x) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xi) the Company or any Subsidiary breaches any representation, warranty, covenant or other term or condition of any Transaction Document (as defined in the Purchase Agreement), except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) days;

(xii) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 8 or Section 13 of this Note, except, in the case of a failure to comply with any provision of Section 13 that is curable, only if such breach remains uncured for a period of five (5) days;

(xiii) a false or inaccurate certification (including, without limitation, a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied, that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred;

(xiv) the Company fails to maintain authorized but unissued shares of Common Stock equal to at least 150% of the number of shares of common Stock that would be need to fully convert this Note;

(xv) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document; or

(xvi) the failure of the Company or its Transfer Agent within six (6) months of the date of this Note to become DTC and Deposit Withdrawal at Custodian ("**DWAC**") eligible and at any time thereafter.

(xvii) if after the Date of Issuance, any default or an event which, with the passage of time or the giving of notice or both, would constitute a default, by the Company, occurs on any note, indenture, purchase agreement, contract, agreement, or undertaking with respect to Holder or any affiliate of Holder, including, without limitation, that certain Forbearance Agreement of even date herewith between the Company and John M. Fife.

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an "**Event of Default Notice**") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the "**Event of Default Redemption Notice**") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium, and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the "**Event of Default Redemption Price**"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments, but such deemed voluntary prepayments shall not be subject to Section 1 hereof. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of

Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Event of Default Redemption Notice. In the event of the Company's redemption of any portion of this Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder, in its sole discretion, prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of this Note, having similar conversion rights as this Note and having similar ranking to this Note, and satisfactory to the Holder in its sole discretion, and (ii) the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 14, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of this Note prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Fundamental Transaction; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a

Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "**Fundamental Transaction Notice**"). At any time during the period beginning after the Holder's receipt of a Fundamental Transaction Notice or the Holder becoming aware of a Fundamental Transaction if a Fundamental Transaction Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (i) consummation of such Fundamental Transaction or (i) the date of receipt of such Fundamental Transaction Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("**Fundamental Transaction Redemption Notice**") to the Company, which Fundamental Transaction Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greater of (i) the product of (w) the Redemption Premium multiplied by (x) the Conversion Amount being redeemed and (ii) the product of (y) the Redemption Premium multiplied by (z) the product of (1) the Conversion Amount being redeemed multiplied by (2) the quotient of (A) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Fundamental Transaction (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Fundamental Transaction, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Fundamental Transaction and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Fundamental Transaction) divided by (B) the Conversion Price then in effect (the "**Fundamental Transaction Redemption Price**"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with such Fundamental Transaction. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments, but not subject to Section 1 hereof. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Fundamental Transaction Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Fundamental Transaction Redemption Notice. In the event of the Company's redemption of any portion of this Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty and in no way is intended to limit any right or remedy Holder may have hereunder, at law or in equity.

6. <u>DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS</u>.

(a) Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "**Distributions**"), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions.

(b) Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "**Purchase Rights**"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(c) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. RIGHTS UPON ISSUANCE OF SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date the Company issues or sells, or issues Common Stock, Options, Convertible Securities, or upon any conversion or Deemed Issuance under Section 3 or Section 8 of this Note, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the "**New Issuance Price**") less than a price equal to the Conversion Price in effect immediately prior to such issue, conversion, or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the "**Applicable Price**") (the foregoing a "**Dilutive Issuance**"), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For the avoidance of doubt, if the New Issuance Price is greater than the Applicable Price, there shall be no adjustment to the Conversion Price. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company

with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. If any Option or Convertible Security is issued or deemed issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement

within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth ($10^{th}$) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 5 or Section 7(a), if the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 5 or Section 7(a), if the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(c) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company's board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

8. COMPANY INSTALLMENT CONVERSION OR REDEMPTION. Beginning on the earlier of (i) the date that is thirty (30) days following the date of an effective Registration Statement filed by the Company, and (ii) November 30, 2011 (the "**Initial Installment Date**"), and on each applicable Installment Date thereafter, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date by converting such Installment Amount in accordance with this Section 8 (a "**Company Conversion**"); provided, however, the Company may, at its option as described below, pay all or any part of such Installment Amount by redeeming such Installment Amount in cash (a "**Company Redemption**") or by any combination of a Company Conversion and a Company Redemption so long as

the entire amount of such Installment Amount due shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8, provided further that the Company shall not be entitled to effect a Company Conversion with respect to any portion of such Installment Amount and shall be required to pay the entire amount of such Installment Amount in cash pursuant to a Company Redemption if on the applicable Installment Notice Due Date or on the applicable Installment Date (as the case may be) there is an Equity Conditions Failure.

(a) Pre-Installment Notice; Delivery of Pre-Installment Shares. On or prior to the date which is the twenty-third (23rd) Trading Day prior to each Installment Date (each, an "**Installment Notice Due Date**"), the Company shall deliver written notice (each, a "**Company Installment Notice**" and the date the Holder receives such notice is referred to as to the "**Company Installment Notice Date**"), to the Holder and such Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of this Note shall be converted in whole pursuant to a Company Conversion or (B) (1) state that the Company elects to redeem, or is required to redeem in accordance with the provisions of this Note, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption and (2) specify the portion of the applicable Installment Amount which the Company elects, or is required to redeem, pursuant to a Company Redemption (such amount to be redeemed in cash, the "**Company Redemption Amount**") and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect a Company Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 8 is referred to herein as the "**Company Conversion Amount**"), which amounts when added together, must equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion, certify that there is not an Equity Conditions Failure as of the Company Installment Notice Due Date. Each Company Installment Notice shall be irrevocable and may not be revoked by the Company. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 8 with respect to a particular Installment Date, then the Company shall be deemed to have delivered on the Installment Notice Due Date an irrevocable Company Installment Notice confirming a Company Conversion of the entire Installment Amount payable on such Installment Date and shall be deemed to have certified that there is not an Equity Conditions Failure on the applicable Installment Notice Due Date and the applicable Installment Date. No later than two (2) Trading Days after delivery or deemed delivery (as applicable) of the applicable Company Installment Notice setting forth a Company Conversion Amount, the Company shall deliver to the Holder's account via DTC the Pre-Installment Conversion Shares. The applicable Company Conversion Amount (whether set forth in the applicable Company Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the applicable Company Redemption Amount shall be redeemed in accordance with Section 8(c).

(b) Post-Installment Date Delivery. Subject to Section 3(d), if the Company delivers a Company Installment Notice and elects, or is deemed to have delivered a Company Installment Notice and deemed to have elected, in whole or in part, a Company Conversion in accordance with Section 8(a), then the remainder of this Section 8(b) shall apply.

(i) Provided that there is no Equity Conditions Failure as of the applicable Installment Date and a Company Conversion is not otherwise prohibited under any other provision of this Note, no later than two (2) Trading Days after each Installment Date, the Company shall deliver to the Holder's account via DTC the Post-Installment Conversion Shares less the Pre-Installment

Conversion Shares previously delivered to Holder. It is specifically understood that Holder shall not be required to return to the Company any Pre-Installment Conversion Shares if the Pre-Installment Conversion Shares exceed the Post-Installment Shares on the applicable Installment Date.

(ii) If an Event of Default occurs between the Installment Notice Due Date and the Installment Date, then Holder may either (A) return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (B) retain such Pre-Installment Shares, in which case the Company Conversion Amount used to calculate the Event of Default Redemption Price shall be reduced by the product of (1) the Company Conversion Amount applicable to such Installment Date multiplied by (2) the Conversion Share Ratio (as defined below). If there is an Equity Conditions Failure as of such Installment Date or a Company Conversion is not otherwise permitted under any other provision of this Note, then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (Y) the Company shall redeem all or any part designated by the Holder of the unconverted Company Conversion Amount (such designated amount is referred to as the "**Designated Redemption Amount**") and the Company shall pay to the Holder within three (3) days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such Designated Redemption Amount, and/or (Z) the Company Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Company Conversion Amount; provided, however, the Company Conversion Price for such designated part of such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lesser of (1) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (2) the Company Conversion Price that would be in effect on the date on which the Holder delivers a subsequent Conversion Notice relating thereto as if such date was an Installment Date.

(iii) In addition, if there is an Equity Conditions Failure as of such Installment Date or a Company Conversion is not otherwise permitted under any other provision of this Note, then, at the Holder's option, either (A) the Holder shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (B) the applicable Designated Redemption Amount shall be reduced by the product of (1) the Company Conversion Amount applicable to such Installment Date multiplied by (2) the Conversion Share Ratio. If the Company fails to redeem any Designated Redemption Amount by the third ($3^{rd}$) day following the applicable Installment Date by payment of such amount on the applicable Installment Date, then the Holder shall have the rights set forth in Section 11 as if the Company failed to pay the applicable Company Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(xii)).

(iv) Notwithstanding anything to the contrary in this Section 8(b), but subject to Section 3(d), until the Company delivers Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice.

(c) Mechanics of Company Redemption. If the Company elects, or is required to elect, a Company Redemption, in whole or in part, in accordance with Section 8(a), then the Company Redemption Amount, if any, which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company on such Installment Date in an amount

of cash, and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds an amount, equal to the applicable Company Redemption Amount (the "**Company Installment Redemption Price**"). If the Company fails to pay the applicable Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then, at the option of the Holder designated in writing to the Company (any such designation shall be a "Conversion Notice" for purposes of this Note), the Holder may require the Company to convert all or any part of the Company Redemption Amount at the Company Conversion Price (determined as of the date of such designation as if such date were an Installment Date). Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Company Installment Redemption Price (together with any Late Charges thereon) is paid in full, the Company Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice.

(d) DTC Eligible. If the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or if the Company is not otherwise eligible for such program, then Company shall cause any shares required to be issued to Holder under this Section 8 to be issued and delivered (via reputable overnight courier) to the address as specified in the Conversion Notice, via certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, which, if occurring more than six (6) months after the date of this Note, shall be increased by 5% for each conversion under this Section 8 (in addition to any other rights or remedies that Holder may have under this Note).

(e) Deemed Issuance. If Company fails to take any action required by this Section 8, in addition to such failure to act being considered an Event of Default hereunder, the Company shall also be deemed to have issued the Post-Installment Conversion Shares to Holder on the applicable dates and pursuant to the terms set forth in this Section 8, with Holder entitled to all the rights and privileges associated with such deemed issued shares (the "**Deemed Installment Issuance**").

9. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Purchase Agreement), bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as this Note is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note (without regard to any limitations on conversion).

10. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for this Note equal to 150% of the entire Conversion Rate with respect to the entire Conversion Amount of this Note as of the Issuance Date. So long as this Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note, provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions, including, without limitation, the limitations set forth in Section 3(d) hereof) (the "**Required Reserve Amount**").

(b) Insufficient Authorized Shares. If, notwithstanding Section 10(a), and not in limitation thereof, at any time while this Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "**Authorized Share Failure**"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Note. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

11. HOLDER'S REDEMPTIONS. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within one (1) Business Day after the Company's receipt of the Holder's Event of Default Redemption Notice. If the Holder has submitted a Fundamental Transaction Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Fundamental Transaction Redemption Price to the Holder in cash concurrently with the consummation of such Fundamental Transaction if such notice is received prior to the consummation of such Fundamental Transaction and within one (1) Business Day after the Company's receipt of such notice otherwise. The Company shall deliver the applicable Company Installment Redemption Price to the Holder in cash on the applicable Installment Date. In the event of a redemption of less than all of the Conversion Amount of this Note, if requested by the Holder the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 17(d)), to the Holder,

and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Event of Default Redemption Price or Fundamental Transaction Redemption Price (as the case may be) minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 80% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) 80% of the VWAP of the Common Stock for the five (5) Trading Day period immediately preceding the Conversion Date of the applicable conversion. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

12. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

13. COVENANTS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms:

(a) Rank. All payments due under this Note shall rank *pari passu* with all other Indebtedness of the Company and its Subsidiaries.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and (ii) Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any material portion of the property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries, taken as a whole (collectively, "**Liens**") other than Permitted Liens.

(d) Cash Dividend. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, pay cash dividends or distributions on any equity securities of the Company or of its Subsidiaries.

(e) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(f) Restriction on Redemption. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms, the Company shall not, directly or indirectly, redeem or repurchase its capital stock without the prior express written consent of the Holder.

(g) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that, in the aggregate, do not have a fair market value in excess of $100,000 in any twelve (12) month period and (ii) sales of inventory in the ordinary course of business.

(h) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of the Subsidiaries to mature or accelerate prior to the Maturity Date.

(i) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose if such modification shall have a Material Adverse Effect or shall materially adversely affect any rights of, or benefits to, the Holder under any of the Transaction Documents.

(j) Intellectual Property. The Company shall not, and the Company shall not permit any of its Subsidiaries, directly or indirectly, to encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens.

(k) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(l) ) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are

necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(m) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(n) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

(o) Maintenance of Registration/Issuer. From the date hereof until all the Conversion Shares either have been sold by the Holder, or may permanently be sold by the Holder without any restrictions pursuant to Rule 144, (the "**Registration Period**") the Company shall file with the Securities and Exchange Commission (the "**SEC**") in a timely manner all required reports under Sections 13 or 15(d) of the Exchange Act, as amended, and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder. During the Registration Period, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(p) Company Statements. The Company shall furnish to the Holder so long as the Holder owns Common Stock, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration.

14. PARTICIPATION. In addition to any adjustments pursuant to Section 7, the Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock (provided, however, to the extent that the Holder's right to participate in any such dividend or distribution would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to

participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

15. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change or amendment to this Note.

16. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

17. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

18. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies, including all penalties, fees, and collection costs, provided for in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

19. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the Purchase Price paid for this Note was less than the original Principal amount hereof.

20. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Initial Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

21. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

22. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate or the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if

no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price (as the case may be) to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation with respect to the disputes set forth in this Section 22 (as the case may be) shall be binding upon all parties absent demonstrable error.

23. NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Section 13.q. of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars ("**U.S. Dollars**"), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "**Exchange Rate**" means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in *The Wall Street Journal* on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Holder, shall initially be as set forth in Section 13.q. of the Purchase Agreement), provided

that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full ("**Late Charge**").

24. CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

25. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

26. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. **THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.**

27. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith

negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

28. UNCONDITIONAL OBLIGATION. Subject to the terms of the Purchase Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed. This Note is the direct obligation of the Borrower.

29. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) "**Approved Stock Plan**" means any stock option plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(c) "**Black Scholes Consideration Value**" means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be), and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

(d) "**Bloomberg**" means Bloomberg, L.P.

(e) "**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in the City of Chicago are authorized or required by law to remain closed.

(f) "**Closing Bid Price**" and "**Closing Sale Price**" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last

closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink OTC Markets Inc. (formerly Pinks Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(g) "**Common Stock**" means (i) the Company's shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h) "**Company Conversion Price**" means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the Market Price as of the applicable Installment Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any applicable Measuring Period.

(i) "**Contingent Obligation**" means as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(j) "**Conversion Share Ratio**" means as to any applicable Installment Date, the quotient of (i) the number of Pre-Installment Conversion Shares delivered in connection with such Installment Date divided by (ii) the number of Post-Installment Conversion Shares applicable to such Installment Date.

(k) "**Conversion Shares**" means shares of Common Stock issuable by the Company upon the conversion of this Note.

(l) "**Convertible Securities**" means any stock, preferred stock, stock appreciation rights, phantom stock, equity related rights, equity linked rights, or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(m) "**Daily Trade Price**" means the lowest price at which the Company's Common Stock is traded on its Principal Market on a given Trading Day.

(n) "**Deemed Issuance**" means both a Deemed Conversion Issuance as defined in Section 3(a)(ii) hereof, and a Deemed Installment Issuance as defined in Section 8(e) hereof.

(o) "**Eligible Market**" means The New York Stock Exchange, NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTCQX or the OTCQB, or the Principal Market.

(p) "**Equity Conditions**" means: (i) with respect to the applicable date of determination either (x) a Registration Statement is effective and the prospectus contained therein is available for the issuance by the Company to the Holder of all of the Conversion Shares (which, solely for clarification purposes, includes all shares of Common Stock issuable upon conversion of this Note, including, without limitation, under Sections 3 and 8) or (y) all of the Conversion Shares are otherwise freely tradable without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (ii) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the "**Equity Conditions Measuring Period**"), the Common Stock (including all of the Conversion Shares) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company); (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof (the Holder acknowledges that the Company shall be entitled to assume that this condition has been met for all purposes hereunder absent written notice from the Holder); (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause any of the Conversion Shares to not be freely tradable without the need for registration under any applicable state securities laws (in each case, disregarding any limitation on conversion of this Note); (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in material compliance with each, and shall not have breached any, provision, covenant, representation or warranty of any Transaction Document; (ix) without limiting clause (viii) above, on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (x) the Company shall become DTC and DWAC eligible within six (6) months of the date of this Note, and remain eligible as of each applicable Installment Date and the Company Installment Notice Date ; and (xi) the cumulative dollar volume of the Common Stock in its Principal Market during each of the Equity Conditions Measuring Period and the period between the Installment Notice Due Date and the Installment Date shall exceed the product of the applicable Installment Amount multiplied by five.

(q) "**Equity Conditions Failure**" means, with respect to a particular date of determination, that on any day during the period commencing twenty (20) Trading Days immediately prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder). If an Equity Conditions Failure is the result of an Event of Default, then the Equity Conditions Failure shall be deemed permanent and may not be cured by the Company.

(r) "**Excluded Securities**" means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; provided that the option term, exercise price or similar provisions of any issuances pursuant to such Approved Stock Plan are not amended, modified or changed on or after the Issuance Date; and (ii) in connection with mergers, acquisitions, strategic licensing arrangements, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm's-length basis, the purpose of which is not to raise additional capital; provided, that such third parties are not granted any registration rights. Notwithstanding the foregoing, any Common Stock issued or issuable to raise capital for the Company or its Subsidiaries, directly or indirectly, in connection with any transaction contemplated by clause (ii) above, including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be Excluded Securities.

(s) "**Fundamental Transaction**" means that (i) (1) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) the Company or any of its Significant Subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company, excluding Iroquois (as defined in the Purchase Agreement).

(t) "**GAAP**" means United States generally accepted accounting principles, consistently applied.

(u) "**Indebtedness**" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(v) "**Installment Amount**" means (i) $57,500, plus, (ii) the sum of any accrued and unpaid Interest as of the applicable Installment Date under this Note and accrued and unpaid Late Charges, if any, under this Note as of such Installment Date, and any other amounts accruing or owing to Holder under this Note as of such Installment Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder. For the avoidance of doubt, the full amount of the Installment Amount shall be due from the Company on the applicable Installment Dates regardless of when (or if) the Second Tranche is delivered to the Company by Holder.

(w) "**Installment Date**" means the Initial Installment Date and the last day of each of the next nine (9) months following the month during which the Initial Installment Date occurs.

(x) "**Market Price**" means 80% of the arithmetic average of the three (3) lowest Daily Trade Prices of the shares of Common Stock during the twenty (20) consecutive Trading Day period on the Trading Day immediately preceding the date of such determination (the "**Measuring Period**"). All such determinations are to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such Measuring Period.

(y) "**Maturity Date**" shall mean August 31, 2012; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an

Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(z) "**New Subsidiary**" means, as of any date of determination, any Person in which the Company after the Issuance Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, "**New Subsidiaries**."

(aa) "**Options**" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(bb) "**Parent Entity**" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(cc) "**Permitted Indebtedness**" means (i) total Indebtedness of the Company and the Subsidiaries (other than as expressly specified in, and permitted by, clause (ii) below) not to exceed $500,000 in the aggregate outstanding at any time; and (ii) Indebtedness evidenced by this Note.

(dd) "**Permitted Liens**" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, and (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings.

(ee) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(ff) "**Post-Installment Conversion Shares**" means that number of shares of Common Stock that would be required to be delivered pursuant to Section 8 on an applicable Installment Date without taking into account the delivery of any Pre-Installment Conversion Shares. The Post-Installment Conversion Shares are equal to the quotient of (i) Company Conversion Amount divided by (ii) the Company Conversion Price as of the applicable Installment Date.

(gg) "**Pre-Installment Conversion Shares**" means the number of shares of Common Stock to be delivered pursuant to Section 8(a) on the date of the applicable Company Installment Notice. The Pre-Installment Conversion Shares are equal to the quotient of (i) the applicable Company Conversion Amount divided by (ii) the Company Conversion Price as of the applicable date of the Company Installment Notice.

(hh) "**Principal Market**" means the Nasdaq Capital Market.

(ii) "**Purchase Agreement**" means that certain securities purchase agreement, dated as of the Issuance Date, by and between the Company and the Holder pursuant to which the Company issued this Note, as may be amended from time to time.

(jj) "**Registrable Securities**" means, collectively, the Conversion Shares, the Pre-Installment Conversion Shares, and the Post-Installment Conversion Shares.

(kk) "**Registration Statement**" means a registration statement of the Company under the Securities Act of 1933, as amended, covering Registrable Securities on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form S-1 or other appropriate form.

(ll) "**Redemption Notices**" means, collectively, Event of Default Redemption Notices and Fundamental Transaction Redemption Notices, and each of the foregoing, individually, a "**Redemption Notice**."

(mm) "**Redemption Premium**" means 125%.

(nn) "**Redemption Prices**" means, collectively, Event of Default Redemption Prices, the Fundamental Transaction Redemption Prices and the Company Installment Redemption Prices, and each of the foregoing, individually, a "**Redemption Price**."

(oo) "**SEC**" means the United States Securities and Exchange Commission or the successor thereto.

(pp) "**Significant Subsidiaries**" means, as of any date of determination, collectively, all Subsidiaries that would constitute a "significant subsidiary" under Rule 1-02 of Regulation S-X promulgated by the SEC, and each of the foregoing, individually, a "**Significant Subsidiary**."

(qq) "**Subsidiaries**" means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a "**Subsidiary**."

(rr) "**Successor Entity**" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(ss) "**Trading Day**" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(tt) "**Voting Stock**" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(uu) "**VWAP**" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink OTC Markets Inc.(formerly Pinks Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

30. <u>DISCLOSURE</u>. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries.

31. MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

[*Remainder of page intentionally left blank*]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

**THE COMPANY:**

mPHASE TECHNOLOGIES, INC.

By: Martin Smiles
Name: MARTIN SMILES
Title: EVP, CFO & GC

ACKNOWLEDGED, ACCEPTED AND AGREED:

ST GEORGE INVESTMENTS LLC

By: Fife Trading, Inc., Manager

By: ______________________
John M. Fife, President

**EXHIBIT A**

ST GEORGE INVESTMENTS LLC
303 EAST WACKER DRIVE, SUITE 1200, CHICAGO, ILLINOIS 60601

mPhase Technologies, Inc.
Attn: Martin Smiley
587 Connecticut Avenue
Norwalk, Connecticut 06854

Date: ____________________

**CONVERSION NOTICE**

The above-captioned Holder hereby gives notice to mPhase Technologies, Inc., a New Jersey corporation (the "***Company***"), pursuant to that certain Convertible Note made by the Company in favor of the Holder on September 13, 2011 (the "***Note***"), that the Holder elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of the Company as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Holder in its sole discretion, the Holder may provide a new form of Conversion Notice to conform to the Note.

A. Date of conversion: ____________
B. Conversion #: ____________
C. Conversion Amount: ____________
D. Conversion Price: ______________
E. Conversion Shares: _______________ (C divided by D)
F. Remaining Note Balance: ____________

***Please transfer the Conversion Shares electronically (via DWAC) to the following account:***

Broker: ______________________
DTC#: ______________________
Account #: ____________________
Account Name: ________________

Address: __________________________
__________________________
__________________________

Sincerely,

Holder: St George Investments LLC

By: Fife Trading, Inc., Manager

By: ________________________
John M. Fife, President

**EXHIBIT B**
**ACKNOWLEDGMENT**

The Company hereby acknowledges this Conversion Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated September 13, 2011 from the Company and acknowledged and agreed to by ____________________.

**mPhase Technologies, Inc.**

By: ________________________
Name: ______________________
Title: ______________________